UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ZOSANO PHARMA CORPORATION

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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ZOSANO PHARMA CORPORATION

34790 Ardentech Court

Fremont, California 94555

NOTICE OF ADJOURNMENT OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) was convened on June 20, 2019 and adjourned for lack of quorum to conduct formal business. The Annual Meeting was adjourned until 8:30 a.m., Pacific time, on July 18, 2019 to be held at our corporate offices located at 34790 Ardentech Court, Fremont, California 94555. The meeting was adjourned to provide us with additional time to solicit proxies from our stockholders to establish the requisite quorum for the conduct of formal business at the Annual Meeting. The record date for the Annual Meeting has not changed. Only stockholders of record at the close of business on May 20, 2019 are entitled to vote at the reconvened Annual Meeting.

The polls will remain open for voting during the adjournment period. If you have already voted, your vote has been recorded and you do not need to submit a new proxy. If you have not voted, we urge you to do so as promptly as possible. Your vote is very important.

Our Board of Directors recommends that you vote “FOR” the slate of directors nominated by our Board of Directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019.

You may vote by Internet at www.investorvote.com/ZSAN, by telephone at 1-800-652-VOTE (8683), or by completing and returning the enclosed proxy card in the enclosed addressed, postage-paid envelope. Votes cast by Internet or phone must be received by 1:00 a.m. (Central time) on July 18, 2019. You may also vote in person at the Annual Meeting. Even if you plan to vote in person, we encourage you to vote by proxy in advance of the reconvened Annual Meeting to ensure your shares are represented and that a quorum is present.

No changes have been made to the proposals to be voted on at the Annual Meeting. Our proxy statement and our 2018 Annual Report to stockholders can be obtained free of charge at www.edocumentview.com/ZSAN.

By order of the Board of Directors,

John P. Walker
President and Chief Executive Officer

June 21, 2019

ZOSANO PHARMA

VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, (CT), on July 18, 2019.

Online
Go to **www.investorvote.com/ZSAN** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ZSAN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2019 Annual Meeting of Stockholders Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold
01 - Steven A. Elms	☐	☐
02 - Kenneth R. Greathouse	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as Zosano Pharma Corporation's independent registered public accounting firm for the fiscal year 2019.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ZSAN IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Zosano Pharma Corporation Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 20, 2019 (To be reconvened July 18, 2019) John P. Walker and Gregory Kitchener, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Zosano Pharma Corporation to be held on June 20, 2019 at 8:30 a.m. Pacific time (adjourned and to be reconvened on July 18, 2019 at 8:30 a.m. Pacific Time) at the Company’s headquarters located at 34790 Ardentech Court, Fremont, CA 94555 or at any postponement or adjournment (or further adjournment) thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR the election of Mr. Elms as a Class II director, FOR the election of Mr. Greathouse as a Class II director, and FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.